Exhibit 10.2

EMPLOYEE AND DIRECTOR RESTRICTED SHARE PLAN

OF

INLAND REAL ESTATE INCOME TRUST, INC.

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is entered into on _______________ (the “Grant Date”), by and between INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Company”), and _______, a Director of the Company (the “Director”), under and pursuant to the Employee and Director Restricted Share Plan of Inland Real Estate Income Trust, Inc. (the “Plan”) and the Inland Real Estate Income Trust, Inc. Director Deferred Compensation Plan (the “DCP”).  Unless otherwise noted, capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

The parties hereto agree as follows:

1.Award of Restricted Share Units.  In consideration of the services rendered by the Director as a Director of the Company, the Company hereby grants to the Director an Award consisting of, in the aggregate, _______ Restricted Share Units (the “Restricted Share Units”) in respect of shares of common stock, $0.001 par value per share, of the Company (“Shares”), pursuant and subject to the terms and conditions set forth in this Agreement and the Plan, which are incorporated by reference into this Agreement as if reproduced herein, including without limitation the terms and conditions of Section 5.3 of the Plan.

2.Acknowledgments by the Director.  The Director acknowledges that the Restricted Share Units have been granted in reliance upon the following representations, warranties, and agreements of the Director, each of which is true on the date hereof.

(a)

The Director acknowledges that once the Restricted Share Units have been issued to the Director, the Restricted Share Units may not be subsequently transferred or sold by the Director except in compliance with this Agreement and the registration requirements of federal and state securities laws or exemptions therefrom.

(b)

The Director acknowledges that an investment in the Shares is subject to significant risk, including the risks described, from time to time, in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  The Director represents and warrants that the Director has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and the ability to bear the economic risk of the investment.

(c)	The Director acknowledges that the Director has received and has had an opportunity to review a copy of the Plan, and the Director agrees to be bound by all the terms and conditions thereof.
(d)	The Director represents and warrants that the Director has had the opportunity to ask questions of the Company concerning its business, the Plan and the

Restricted Share Units and to obtain any information which the Director considers necessary to verify the accuracy of or to amplify upon the Company’s disclosures and that all questions which have been asked have been answered by the Company to the Director’s satisfaction.

(e)

The Director represents and warrants that the Director understands and agrees that the Plan is incorporated in this Agreement by reference and is made a part of this Agreement as if fully set forth in this Agreement.

(f)	The Director acknowledges that the Director is receiving the Restricted Share Units pursuant to the Director’s Election (as defined in the DCP) under the DCP.

3.Restrictions.  Except as provided in this Agreement or the Plan, the Director may not sell, transfer, hypothecate, pledge, or assign any Restricted Share Units or any rights or interest therein, including without limitation any rights under this Agreement.

4.Vesting and Forfeiture.

(a)

Except as may otherwise be provided in paragraph (b) of this Section 4, the Restricted Share Units shall become vested in equal installments of 33-1/3% of the total Restricted Share Units on each of the first three anniversaries of the Grant Date, subject to the Director’s continued service to the Company; provided that 100% of any then unvested Restricted Share Units shall become fully vested (i) upon the Company’s consummation of a Liquidity Event or (ii) upon the termination of the Director’s service as a director of the Company by reason of his or her death or disability (within the meaning of Section 409A of the Code).

(b)

Except as may otherwise be provided in the Plan, any Restricted Share Units that have not yet vested shall be forfeited and cancelled, without any further action on the part of the Company or the Director, immediately when the Director ceases to be a member of the Board for any reason other than death or disability (within the meaning of Section 409A of the Code).

5.Settlement. Subject to Section 8 hereof, to the extent vested, the Restricted Share Units shall be settled in Shares, on the earliest of: [DATE/MONTH/QUARTER/YEAR PER ELECTION], [the Director’s death, the Director’s “disability” (within the meaning of Section 409A of the Code), the Director’s “separation from service” (within the meaning of Section 409A of the Code) or upon a “change in control event” (within the meaning of Section 409A of the Code)].1

6.Dividend Equivalent Rights.  With respect to his or her Restricted Share Units, the Director shall have the rights to dividend equivalents as provided in Section 5.3(c) of the Plan.

[1]	Note – To be updated as appropriate to conform to permitted Election, including outside time/date of payment as well as any “opt out” of one or more permitted payment events.

7.Shareholder Rights.  The Company shall record in its books and records the number of Restricted Share Units granted to the Director. No Shares shall be issued to the Director at the time the grant is made, and except as set forth in Section 6 above, the Director shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Share Units, unless and until paid in Shares.  The Director shall not have any interest in any fund or specific assets of the Company by reason of this Agreement or the Restricted Share Unit Award.

8.Tax Withholding. To the extent applicable, the Director shall be subject to the provisions of Section 13 of the Plan with respect to any withholding or other tax obligations in connection with the grant or vesting of the Restricted Share Units or otherwise in connection with this Agreement.

9.No Right to Continued Service.  Nothing in this Agreement shall be deemed or construed to confer upon the Director any right with respect to continuance of service to the Company for any period of time nor shall it interfere in any way with any right of the Company to terminate the Director’s service.

10.Effect of Certain Changes.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, the number of Restricted Share Units which are granted shall be appropriately adjusted, as determined by the Company, to give proper effect to these changes, in accordance with the Plan.  All adjustments made by the Company in good faith shall be final, conclusive and binding on the Director.

11.Valid Agreement.  If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

12.Entire Agreement.  This Agreement, including without limitation all of the terms and conditions incorporated herein by reference, (a) constitute the entire agreement between the Company and the Director regarding the subject matter of this Agreement and (b) supersede and replace all correspondence, understandings and communications between the parties hereto with regard to the Restricted Share Units, which, if claimed or believed by any person to exist, shall be disregarded and shall not be relied upon for any purpose.  No modification or amendment of any of the terms of this Agreement shall be valid if not made in writing and no such writing shall be binding on the Company if not signed by the Company.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of law principles.

14.Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Grant Date (including without limitation any term or condition of a Restricted Share Unit Award as described in the Plan, assuming no action providing for a different term or condition of a particular Award has been taken by the Board pursuant to the Plan) and the provisions of this Agreement, the provisions of the Plan shall control but only to the extent necessary to resolve the conflict.  To the extent this Agreement is silent with respect to a term or condition of a Restricted

Share Unit Award as described in the Plan, the provisions of the Plan shall control, and such terms and conditions are deemed to be incorporated by reference into this Agreement as if they were reproduced herein.

15.Section 409A. This Agreement and the Restricted Share Units granted hereunder are intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the Restricted Share Units provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with Section 409A of the Code. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.  To the extent any payments provided for under this Agreement are treated as “nonqualified deferred compensation” subject to Section 409A of the Code, (i) if on the date of the Director’s separation from service (as defined in Treasury Regulation §1.409A-1(h)) with the Company, the Director is a specified employee (as defined in Section 409A of the Code and Treasury Regulation §1.409A-1(i)), no payment constituting the “deferral of compensation” within the meaning of Treasury Regulation §1.409A-1(b) and after application of the exemptions provided in Treasury Regulation §§1.409A-1(b)(4) and 1.409A-1(b)(9)(iii) shall be made to the Director at any time prior to the earlier of (A) the expiration of the six (6) month period following the Director’s separation from service or (B) the Director’s death, and any such amounts deferred during such applicable period shall instead be paid in a lump sum to the Director (or, if applicable, to the Director’s estate) on the first payroll payment date following expiration of such six (6) month period or, if applicable, the Director’s death, and (ii) for purposes of conforming this Agreement to Section 409A of the Code, any reference to termination of employment, severance from employment, resignation from employment or similar terms shall mean and be interpreted as a “separation from service” as defined in Treasury Regulation §1.409A-1(h).

16. Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Director and the successors of the Company.

17.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  One or more counterparts of this Agreement may be delivered by facsimile or scanned electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.

18.Waiver of Jury Trial; Forum; Class Action Waiver.  Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to THE PLAN OR this Agreement or in the negotiation, administration, performance or enforcement of THE PLAN OR this Agreement.  Each party to this agreement irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the courts of the State of Illinois located in the county of dupage, for any action, suit, or proceeding arising out of or based upon the plan or this agreement or any matter relating to the plan or this agreement, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.  all claims and disputes arising out of, or relating in any way to, this Plan or any Award must be pursued on an individual basis only, and THE DIRECTOR waives his or her right to commence, or be a party to, any class or collective claims or to bring jointly any claim against THE BOARD or the Company or ITS Affiliates OR any of their respective directors, officers, owners, or employees.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officer, and the Director has duly executed this Agreement, all effective as of the date and year first above written.

INLAND REAL ESTATE INCOME TRUST, INC.

By:

Name:

Its:

ACKNOWLEDGED AND AGREED:

DIRECTOR

By:

Name:

Form of Director Restricted Share Unit Award Agreement